                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in Heritage Media Corporation's Form 8-K, as amended, filed with the Securities and Exchange Commission, relating to the acquisition of DIMAC Corporation, of our report dated February 24, 1995, and the incorporation by reference of our report into Heritage Media Corporation's Registration Statements on Form S-8 (File Nos. 33-29425, 33-32200 and 33-57251), with respect to the consolidated financial statements of DIMAC Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994.


                                         /s/ ERNST & YOUNG LLP
                                         ----------------------------
                                         ERNST & YOUNG LLP

St. Louis, Missouri
January 2, 1996